Exhibit 21.0

                            Statement of Subsidiaries

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Name                                                       State of Organization
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HQ Global Holdings, Inc.                                   Delaware
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HQ Global Workplaces, Inc.                                 Delaware
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RSI I/O Holdings, LLC                                      Delaware
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Interoffice Superholdings LLC                              Delaware
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Reckson Office Centers LLC                                 Delaware
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Reckson Strategic Venture Partners, LLC                    Delaware
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RSI Fund Management, LLC                                   Delaware
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RSVP Holdings, LLC                                         Delaware
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